Selectica Exchanges Rights For Common Stock And Declares New Rights Dividend
SAN JOSE, CA, January 3, 2009 — Selectica, Inc. (Nasdaq: SLTC) today announced that a committee of the Board of Directors of the Company (the “Committee”) ordered the exchange of each outstanding right under its Rights Agreement (the “Agreement”), as in effect as of the close of business on January 2, 2009, for one share of the Company’s common stock. The exchange will not apply to rights formerly held by Versata Enterprises, Inc., Trilogy, Inc. and Joseph A. Liemandt (collectively, with their affiliates and associates, “Versata”) which became void under the Agreement as a result of Versata becoming an “Acquiring Person” under the Agreement on December 19, 2008.
Prior to the exchange, each stockholder other than Versata held one right for each share of the Company’s common stock owned by such shareholder. As a result of the exchange, all previously outstanding rights terminated.
The exchange will double the number of shares of Selectica common stock owned by each stockholder of record as of the close of business on January 2, 2009, other than Versata. However, any person other than Versata that acquired shares of the Company’s common stock before the close of business on January 2, 2009, but is not the record holder of such shares at that time because settlement of the acquisition occurs after that time, will be entitled to receive, upon such settlement, the shares issuable upon the exchange for the rights associated with the acquired shares, rather than the person from whom the shares were acquired.
Pursuant to the Agreement, the Company will provide stockholders with a notice containing additional information about the exchange. Stockholders holding shares through a broker or nominee may wish to consult with their broker or nominee regarding when they will receive and/or can sell shares issued upon the exchange.
The Company also announced that it has amended and restated the Agreement, and that the Committee has declared a new dividend of one preferred share purchase right for each outstanding share of its common stock after the exchange. The dividend is payable to stockholders of record as of the close of business on January 2, 2009 after giving effect to the exchange. As with the Company’s previous rights, the new rights are designed to protect the interests of all stockholders by helping preserve the value of the Company’s net operating loss carryforwards (the “NOLs”) and tax credits. They may also have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by the Board.
As a result of declaring the new rights on January 2, 2009, if any person or group that together with related persons becomes the beneficial owner of 4.99% or more of the outstanding shares of the Company’s common stock, there would be a triggering event causing significant dilution in the voting power and equity interest of such person or group. Stockholders that beneficially own 4.99% or more of the outstanding shares of the Company’s common stock on January 2, 2009, after giving effect to the exchange, will not trigger a dilutive event unless they become the beneficial owner of additional shares representing one-half of one percent (0.5%) or more of the outstanding shares of common stock (unless as result they would beneficially own fifteen percent (15%) or more of the outstanding shares). The Agreement grants the Board the authority to exempt any person or group from triggering the new rights, subject to certain conditions, or to exempt specified transactions from triggering the new rights. The Agreement also grants the Board the authority to terminate the rights at any time prior to their being triggered.
The Agreement as amended and restated will expire on January 2, 2012, unless the expiration date is advanced or extended or unless the new rights are exchanged or redeemed earlier by the Board.
Additional information regarding the Agreement and the new rights are contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company is filing with the Securities and Exchange Commission. In addition, a detailed summary of the Agreement will be available to stockholders of record of the Company as of January 2, 2009.
About Selectica, Inc.
Selectica (Nasdaq: SLTC) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica’s products and services; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-KSB, and other reports filed by the Company with the Securities and Exchange Commission.
Contact:
Scott Wilson, 415-785-7945, ir@selectica.com